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                                                                    EXHIBIT 10.5
                                 PROMISSORY NOTE


$400,000                     Minneapolis, Minnesota                 July 3, 1997


         FOR VALUE RECEIVED, the undersigned, Miram International, Inc., a Minnesota corporation ("Maker"), promises to pay to Mykola Moroz ("Payee"), the sum of Four Hundred Thousand and No/100 Dollars ($400,000), or such other amount as may be outstanding, together with interest on the unpaid principal balance from day to day remaining at the rate of eight percent (8%) per annum. Interest shall accrue on any matured, unpaid amounts at the rate of ten percent (10%) per annum.

         Principal of and interest on this Note shall be due and payable in eight (8) equal quarterly installments of $54,603.92, on January 1, April 1, July 1 and October 1, commencing on October 1, 1997. Notwithstanding the foregoing, this Note shall be due and payable in full on the consummation of an initial public offering by Maker of its common stock. Maker shall have the right to prepay this Note at any time, in whole or in part, without premium or penalty.

         The entire unpaid principal balance of, and all accrued interest on, this Note shall immediately become due and payable at the option of the holder hereof upon the occurrence of any of the following events ("Events of Default"):

                  (a) The failure or refusal of Maker to make any payment of this Note when due, and if such failure or refusal is not cured within five (5) days after receipt by Maker of written notice from Payee of such failure or refusal;

                  (b) The failure or refusal of Maker to punctually and properly perform, observe and comply in all material respects with each covenant, agreement or condition contained herein, and the breach of such covenant, agreement or condition is not cured to Payee's satisfaction within thirty (30) days after Maker's receipt of notice of such breach from Payee.

                  (c) Maker shall (i) execute an assignment for the benefit of creditors, (ii) admit in writing its inability, or otherwise, fail, to pay its debts generally as they become due, or (iii) suffer the appointment of a receiver, trustee, custodian or similar fiduciary; or

                  (d) Any petition for an order for relief shall be filed by or against Maker under the Bankruptcy Code (if against Maker, the continuation of such proceeding for more than thirty (30) days).

If an Event of Default shall occur, the holder of this Note may proceed to protect and enforce any and all rights it may have, whether by contract or law. In the event that any required payment of principal and/or interest hereunder is not made within five (5) days after the date when due, Maker shall pay to Payee a late payment charge equal to five percent (5%) of the amount of the


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overdue payment, for the purpose of reimbursing Payee for a portion of the expense incident to handling the overdue payment.

         Time is of the essence hereof. If an Event of Default occurs, then the entire unpaid principal balance, with all accrued interest thereon, shall, at the option of Payee, become immediately due and payable without notice, demand or presentment for payment, and without notice of intention to accelerate or of acceleration.

         Maker, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note jointly and severally at all times waive presentment, protest, notice of nonpayment, notice of intention to accelerate and of acceleration, notice of protest and nonpayment or dishonor, notice of intent to demand, diligence in collecting, and grace, and consent to all extensions without notice for any period or periods of time and partial payments before or after maturity, without prejudice to the holder.

         THIS NOTE IS BEING EXECUTED AND DELIVERED IN THE STATE OF MINNESOTA, AND THE LAWS OF SUCH STATE SHALL GOVERN THE CONSTRUCTION VALIDITY, ENFORCEMENT AND INTERPRETATION HEREOF, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND LIMITATION HEREOF.

         All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not.

         Regardless of any provision contained herein, or in any document executed in connection herewith, Payee shall never be entitled to receive, collect, or apply, as interest on the indebtedness evidenced hereby, any amount in excess of the highest lawful interest rate permitted under applicable law (the "Highest Lawful Rate"), and in the event Payee ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if, the principal hereof is paid in full, any remaining excess shall be refunded to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) prorate, allocate, and spread, the total amount of interest throughout the entire contemplated term hereof, provided, that if the principal balance hereof is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, Payee shall either apply or refund to Maker the amount of such excess as herein provided, and in such event, Payee shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the Highest Lawful Rate.



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         Maker agrees to reimburse Payee for all expenses paid or incurred by
Payee (including fees and expenses of legal counsel) in connection with the collection and enforcement of the Note.

         PAYEE ACKNOWLEDGES THAT THIS NOTE IS NON-NEGOTIABLE.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

                                            MIRAM INTERNATIONAL, INC.


                                            By:    /s/ JOHN A. MOROZ
                                               --------------------------------
                                            Name: John A. Moroz
                                                 ------------------------------
                                            Its:  President
                                                -------------------------------